UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003


                           EMC INSURANCE GROUP INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
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(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
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              (Registrant's telephone number, including area code)

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Item 5. Other Events

     On April 9, 2003, EMC Insurance Group Inc.(Group) issued the following press release announcing that Employers Mutual Casualty Company will purchase up to 30,000 additional shares of Group in the open market during the second quarter of 2003 in order to maintain the 80 percent ownership threshold that it recently obtained.


EMC Insurance Group Inc.'s Majority Shareholder,
Employers Mutual Casualty Company, Announces
Stock Purchase Program to Maintain 80 Percent Ownership Threshold


DES MOINES, Iowa (April 9, 2003) - Employers Mutual Casualty Company ("Employers Mutual") today announced that it will purchase up to 30,000 additional shares of its publicly traded holding company, EMC Insurance Group Inc. ("Group") (Nasdaq/NM:EMCI), in the open market during the second quarter of 2003 in order to maintain the 80 percent ownership threshold that it recently obtained. Employers Mutual surpassed the 80 percent ownership threshold of Group at the end of March upon completion of the first quarter dividend reinvestment program; however, recent stock option exercises, which result in the issuance of new shares of Group, have reduced the cushion (i.e. number of shares owned by Employers Mutual in excess of the 80 percent threshold) to an unacceptably low level.

As a result of surpassing the 80 percent ownership threshold, Group will be included in Employers Mutual's consolidated tax return beginning April 1, 2003. If Employers Mutual were to fall below the 80 percent ownership threshold during the second quarter of 2003, it would lose approximately $96,000 of tax benefits.

In order to build and maintain a sufficient cushion above the 80 percent ownership threshold, Employers Mutual has informed Group that it will continue to participate in Group's dividend reinvestment program during the second quarter of 2003 and will reinvest 75 percent of the dividends received by it in additional shares of common stock of Group.

	EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty insurers in Iowa and among the top 60 insurance groups nationwide. For more information, visit our website at www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.